Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of May 6, 2021, by and between Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), and Jackson Investment Group, LLC (“JIG”).

WHEREAS:

A. As of the date hereof, JIG holds 6,172 shares of the Company’s Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Shares”), and 1,493 shares of Series E-1 Convertible Preferred Stock, par value $0.00001 per share (the “Series E-1 Shares” and, collectively, the “Original Shares”);

B. The Company and JIG desire to enter into this Agreement, pursuant to which the Company and JIG shall exchange the Series E Shares and Series E-1 Shares for an equivalent number of newly issued shares of the Company’s Series G Convertible Preferred Stock, par value $0.00001 per share (the “Series G Shares”) and Series G-1 Convertible Preferred Stock, par value $0.00001 per share (the “Series G-1 Shares”; together with the Series G Shares, collectively, the “New Shares”) created pursuant to the Certificate of Designations of Series G Convertible Preferred Stock (the “Certificate of Designation”), a copy of which is attached hereto as Exhibit A;

C. The exchange of (i) the Series E Shares for the Series G Shares and (ii) the Series E-1 Shares for the Series G-1 Shares at the Closing are each being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. EXCHANGE.

(a) Exchange. The closing (the “Closing”) of the Exchange (as defined herein) shall occur on the date hereof concurrently with the execution of this Agreement, and pursuant to Section 3(a)(9) of the Securities Act, and at the Closing (i) JIG shall exchange the Original Shares for the New Shares (the “Exchange”), and (ii) in consideration therefore, the Company shall issue to JIG the New Shares, which New Shares shall be validly issued, fully paid and nonassessable and outstanding when so issued on the date hereof. No additional consideration shall be paid by JIG to the Company, or by the Company to JIG, for the issuance of the New Shares or the Exchange. The effectiveness of the Exchange is subject further to the execution and delivery by the Company and the Guarantors (as defined in the NPA referenced below) to JIG of that certain Side Letter Amendment Agreement dated as of the date hereof, pursuant to which certain provisions of that certain Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020, among the Company and certain of its subsidiaries and JIG (as amended prior to the date hereof, the “NPA”) are being amended.

(b) Delivery. In connection with the Exchange (a) JIG shall promptly following the Closing deliver to the Company the original stock certificates previously issued and delivered by the Company to JIG representing the Original Shares, together with a stock power duly endorsed to the Company, and (b) the Company shall furnish to JIG evidence that the Company has notified and instructed its stock transfer agent to reflect on the stock transfer records of the Company JIG’s ownership of the New Shares. Upon consummation of the Exchange and delivery by the Company to JIG of the evidence described in the immediately preceding clause above, all of JIG’s rights under the Original Shares shall be extinguished as of the date hereof, and all of the Original Shares will be cancelled by the Company and no longer be considered outstanding.

(c) Other Documents. The Company and JIG shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange, in each case, at the sole cost and expense of the Company.

2. REPRESENTATIONS AND WARRANTIES

(a) JIG Representations and Warranties. JIG hereby represents and warrants to the Company as follows:

i. Organization; Authority. JIG is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation, with full capacity, right, limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by JIG of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of JIG. This Agreement has been duly executed by JIG, and when delivered by JIG in accordance with the terms hereof, will constitute the valid and legally binding obligation of JIG, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. Understandings or Arrangements. JIG is acquiring the New Shares hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such New Shares (this representation and warranty not limiting JIG’s right to sell the New Shares pursuant to any effective registration statement or otherwise in compliance with applicable federal and state securities laws). JIG is acquiring the New Shares hereunder in the ordinary course of its business.

iii. Reliance on Exemptions. JIG understands that the New Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and JIG’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of JIG contained in this Agreement in order to determine the availability of such exemptions and the eligibility of JIG to acquire the New Shares.

iv. Risk of Loss. JIG understands that its investment in the New Shares hereunder involves a significant degree of risk, including a risk of total loss of JIG’s investment, and JIG has full cognizance of and understands all of the risk factors related to its purchase of the New Shares, including, but not limited to, those risk factors included in all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein. JIG understands that no representation is being made as to the future value of the New Shares.

v. Investor Status. At the time JIG was offered the New Shares hereunder, it was, and as of the date hereof it is, and on each date on which it converts any New Shares it will be either: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

vi. Experience of JIG. JIG, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Shares, and has so evaluated the merits and risks of such investment. JIG is able to bear the economic risk of an investment in the New Shares and, at the present time, is able to afford a complete loss of such investment.

(b) Company Representations and Warranties.

i. Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents (other than in respect of any violation or default related to there being an inadequate number of shares of common stock (“Common Shares”) of the Company available for issuance if JIG were to convert into Common Shares any or all of its Series E and/or Series E-1 Preferred Stock). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

ii. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder and under the Certificate of Designation. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and by the Certificate of Designation have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith (other than with respect to the Reverse Stock Split (as defined in the Certificate of Designation)). This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, together with the Certificate of Designation, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iii. No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the New Shares hereunder and the consummation by it of the transactions contemplated hereby and by the Certificate of Designation do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iv. Issuance of the New Shares. The New Shares to be issued hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Common Shares of the Company to be received upon the exercise of any conversion of the New Shares pursuant to the Certificate of Designation will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. Upon and following the Reverse Stock Split Date (as defined in the Certificate of Designation), the Company hereby covenants and agrees (i) to reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of any and all New Shares (including any additional shares of Series G-1 Shares issued after the date hereof in accordance with the Certificate of Designation), such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding New Shares (including any additional shares of Series G-1 Shares issued after the date hereof in accordance with the Certificate of Designation) and (ii) if at any time after such date the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the New Shares (including any additional shares of Series G-1 Shares issued after the date hereof in accordance with the Certificate of Designation), then the Company shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation, and any failure by the Company to comply with the foregoing covenants shall constitute a Preferred Default (as such term is defined in the Certificate of Designation). The Company further acknowledges and agrees that notwithstanding anything herein or in the Certificate of Designation to the contrary, if the Company fails by June 30, 2021 for any reason whatsoever to increase its authorized and unissued Common Shares to such number of Common Shares as shall be sufficient to cover the conversion of all New Shares (including any additional shares of Series G-1 Shares issued after the date hereof in accordance with the Certificate of Designation) into Common Shares in accordance with the Certificate of Designation as well as all of the Common Shares issuable upon exercise by JIG of the Existing Warrant (as such term is defined in the NPA), then such failure shall constitute an immediate Preferred Default (as such term is defined in the Certificate of Designation).

3. MISCELLANEOUS.

(a) No Commissions. Neither the Company nor JIG has paid or given, or will pay or give, to any person, any commission or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(b) Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted via electronic mail, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. The addresses for such communications shall be: (i) if to the Company, to: 641 Lexington Avenue, Suite 2701, New York, New York 10022, Attn: Brendan Flood, Chief Executive Officer, E-mail: brendan.flood@staffing360solutions.com, with a copy by electronic mail only to (which shall not constitute notice): Rick Werner, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, E-mail: rick.werner@haynesboone.com, and (ii) if to JIG, to: the addresses indicated on the signature pages hereto.

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IN WITNESS WHEREOF, JIG and the Company have caused their respective signature pages to this Exchange Agreement to be duly executed as of the date first written above.

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood

Name:	Brendan Flood

Title:	Chairman and Chief Executive Officer

Address for Notice to Company:

Staffing 360 Solutions

641 Lexington Avenue, Suite 2701

New York, NY 10022

Email Address for Notice: Brendan.Flood@Staffing360Solutions.com

Facsimile Number for Notice: 646-507-5725

JACKSON INVESTMENT GROUP, LLC:

By:	/s/ Richard L. Jackson

Name:	Richard L. Jackson

Title:	Chief Executive Officer

Number of Series E Shares and Series E-1 Shares exchanged:

Series E Shares: 6,172

Series E-1 Shares: 1,493

Address for Notice to JIG: See Section 10.1 of NPA

Exhibit A —Certificate of Designation